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As filed with the Securities and Exchange Commission on September 17, 2010

Registration No. 333-168127

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NETSPEND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	6199	20-2306550
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

NetSpend Holdings, Inc.
701 Brazos Street, Suite 1300
Austin, Texas 78701-2582
(512) 532-8200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Christopher T. Brown
General Counsel
NetSpend Holdings, Inc.
701 Brazos Street, Suite 1300
Austin, Texas 78701-2582
(512) 532-8200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael L. Bengtson William D. Howell Baker Botts L.L.P. 98 San Jacinto Blvd., Suite 1500 Austin, Texas 78701-4040 (512) 322-2500	Robert E. Buckholz, Jr. Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box.    ☐

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

            The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

          This Amendment No. 2 is being filed solely for the purpose of filing exhibits to the Registration Statement on Form S-1 (File No. 333-168127) and no changes or additions are being made hereby to the preliminary prospectus which forms a part of the Registration Statement or to Items 13, 14, 15, 16(b) or 17 of Part II of the Registration Statement. Accordingly, the preliminary prospectus and Items 13, 14, 15, 16(b) and 17 of Part II of the Registration Statement have been omitted from this filing.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    Exhibits and Financial Statement Schedule.

(a)
Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1*	Form of Third Amended and Restated Certificate of Incorporation, to be effective upon completion of this offering
3.2*	Form of Amended and Restated Bylaws, to be effective upon completion of this offering
4.1*	Specimen common stock certificate
4.2*	Form of Registration Rights Agreement, to be effective upon completion of this offering
5.1*	Opinion of Baker Botts L.L.P. regarding validity of securities being issued
10.1*	Amended and Restated Credit Agreement, dated as of July 15, 2008, by and among NetSpend Corporation, NetSpend Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, National Association
10.2*	Security Agreement, dated as of June 27, 2007, by and among NetSpend Corporation, NetSpend Holdings, Inc. and JPMorgan Chase Bank, National Association
10.3*	First Amendment to Security Agreement, dated as of July 15, 2008, by and among NetSpend Corporation, NetSpend Holdings, Inc. and JPMorgan Chase Bank, National Association
10.4*	Employment Agreement, dated as of February 5, 2008, by and among Daniel Henry, NetSpend Corporation and NetSpend Holdings, Inc.
10.5**	Employment Agreement, dated as of April 21, 2010, by and between George W. Gresham and NetSpend Corporation
10.6†	Amended and Restated Employment Agreement, dated as of June 1, 2010, by and between Tom Cregan and NetSpend Corporation
10.7**	Employment Agreement, dated as of January 4, 2010, by and between James DeVoglaer and NetSpend Corporation
10.8**	Amendment to Employment Agreement, dated as of April 20, 2010, by and between James DeVoglaer and NetSpend Corporation
10.9**	Employment Agreement, dated as of April 1, 2010, by and between Anh Vazquez (now known as Anh Hatzopoulos) and NetSpend Corporation
10.10*	Employment Agreement, dated as of November 17, 2006, by and among Christopher T. Brown, NetSpend Corporation and NetSpend Holdings, Inc.
10.11**	Employment Agreement, dated as of June 1, 2010, by and between Charles Harris and NetSpend Corporation
10.12*	Form of Indemnification Agreement by and between NetSpend Holdings, Inc. and each of its directors
10.13*	Second Amended and Restated NetSpend Holdings, Inc. 2004 Stock Option and Restricted Stock Plan
10.14**	Office Lease, dated as of August 11, 2003, by and between Crescent Real Estate Funding VIII, L.P. and NetSpend Corporation
10.15**	First Amendment to Office Lease, dated as of August 2, 2005, by and between Crescent Real Estate Funding VIII, L.P. and NetSpend Corporation
10.16**	Second Amendment to Office Lease, dated as of September 6, 2006, by and between Crescent Real Estate Funding VIII, L.P. and NetSpend Corporation

Exhibit Number	Description
10.17**	Third Amendment to Office Lease, dated as of August 1, 2007, by and between WTCC Investors V, L.P. and NetSpend Corporation
10.18**	Fourth Amendment to Office Lease, dated as of March 13, 2009, by and between WTCC Investors V, L.P. and NetSpend Corporation
10.19†	Fourth Amended and Restated Independent Agency Agreement, dated as of June 2, 2008, by and between ACE Cash Express, Inc. and NetSpend Corporation
10.20†	Second Amended and Restated Card Program Management Agreement, dated as of February 1, 2010, by and between MetaBank, dba Meta Payment Systems, and NetSpend Corporation
10.21†	Card Program Management Agreement, dated as of February 1, 2010, by and between MetaBank, dba Meta Payment Systems, and Skylight Financial, Inc.
10.22*	Amended and Restated Stock Option Award Agreement between NetSpend Holdings, Inc. and Daniel Henry, dated March 11, 2008 (Performance-Based Vesting)
10.23**	Stock Option Award Agreement between NetSpend Holdings, Inc. and Daniel Henry, dated March 11, 2008 (Time-Based Vesting)
10.24**	Stock Option Award Agreement between NetSpend Holdings, Inc. and Charles Harris, dated July 1, 2010
10.25**	Restricted Stock Agreement between NetSpend Holdings, Inc. and Charles Harris, dated July 1, 2010
10.26**	Stock Option Award Agreement between NetSpend Holdings, Inc. and Christopher T. Brown, dated March 11, 2008
10.27**	Form of NetSpend Holdings, Inc. Restricted Stock Agreement
10.28**	Form of NetSpend Holdings, Inc. Stock Option Award Agreement (Time-Based Vesting)
10.29**	Form of NetSpend Holdings, Inc. Stock Option Award Agreement (Event-Based Vesting)
10.30**	Form of NetSpend Holdings, Inc. Stock Option Award Agreement (Director Awards)
10.31**	Form of NetSpend Holdings, Inc. Stock Option Award Agreement (Performance-Based Vesting)
10.32†	Memorandum of Understanding, dated as of September 9, 2010, by and between ACE Cash Express, Inc. and NetSpend Corporation
21.1**	List of subsidiaries
23.1**	Consent of KPMG LLP
23.2**	Consent of Grant Thornton LLP
23.3*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1**	Powers of Attorney

*
To be filed by amendment.

**
Filed previously.

†
Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act.

 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 17th day of September 2010.

NETSPEND HOLDINGS, INC.
By:	/s/ DANIEL R. HENRY Daniel R. Henry Chief Executive Officer

          Pursuant to the requirements of the Securities Act, this amendment to the registration statement has been signed by the following persons in the listed capacities on September 17, 2010:

Name	Title

/s/ DANIEL R. HENRY Daniel R. Henry	Chief Executive Officer and Director (Principal Executive Officer)
/s/ GEORGE W. GRESHAM George W. Gresham	Chief Financial Officer (Principal Accounting and Financial Officer)
* Ann H. Lamont	Director
* Daniel M. Schley	Director
* Thomas McCullough	Director
* Francisco Rodriguez	Director
* Alexander R. Castaldi	Director
* Andrew Adams	Director

*By:	/s/ DANIEL R. HENRY Daniel R. Henry Attorney-in-fact

 Index to Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
3.1*	Form of Third Amended and Restated Certificate of Incorporation, to be effective upon completion of this offering
3.2*	Form of Amended and Restated Bylaws, to be effective upon completion of this offering
4.1*	Specimen common stock certificate
4.2*	Form of Registration Rights Agreement, to be effective upon completion of this offering
5.1*	Opinion of Baker Botts L.L.P. regarding validity of securities being issued
10.1*	Amended and Restated Credit Agreement, dated as of July 15, 2008, by and among NetSpend Corporation, NetSpend Holdings, Inc., the lenders party thereto and JPMorgan Chase Bank, National Association
10.2*	Security Agreement, dated as of June 27, 2007, by and among NetSpend Corporation, NetSpend Holdings, Inc. and JPMorgan Chase Bank, National Association
10.3*	First Amendment to Security Agreement, dated as of July 15, 2008, by and among NetSpend Corporation, NetSpend Holdings, Inc. and JPMorgan Chase Bank, National Association
10.4*	Employment Agreement, dated as of February 5, 2008, by and among Daniel Henry, NetSpend Corporation and NetSpend Holdings, Inc.
10.5**	Employment Agreement, dated as of April 21, 2010, by and between George W. Gresham and NetSpend Corporation
10.6†	Amended and Restated Employment Agreement, dated as of June 1, 2010, by and between Tom Cregan and NetSpend Corporation
10.7**	Employment Agreement, dated as of January 4, 2010, by and between James DeVoglaer and NetSpend Corporation
10.8**	Amendment to Employment Agreement, dated as of April 20, 2010, by and between James DeVoglaer and NetSpend Corporation
10.9**	Employment Agreement, dated as of April 1, 2010, by and between Anh Vazquez (now known as Anh Hatzopoulos) and NetSpend Corporation
10.10*	Employment Agreement, dated as of November 17, 2006, by and among Christopher T. Brown, NetSpend Corporation and NetSpend Holdings, Inc.
10.11**	Employment Agreement, dated as of June 1, 2010, by and between Charles Harris and NetSpend Corporation
10.12*	Form of Indemnification Agreement by and between NetSpend Holdings, Inc. and each of its directors
10.13*	Second Amended and Restated NetSpend Holdings, Inc. 2004 Stock Option and Restricted Stock Plan
10.14**	Office Lease, dated as of August 11, 2003, by and between Crescent Real Estate Funding VIII, L.P. and NetSpend Corporation
10.15**	First Amendment to Office Lease, dated as of August 2, 2005, by and between Crescent Real Estate Funding VIII, L.P. and NetSpend Corporation
10.16**	Second Amendment to Office Lease, dated as of September 6, 2006, by and between Crescent Real Estate Funding VIII, L.P. and NetSpend Corporation
10.17**	Third Amendment to Office Lease, dated as of August 1, 2007, by and between WTCC Investors V, L.P. and NetSpend Corporation
10.18**	Fourth Amendment to Office Lease, dated as of March 13, 2009, by and between WTCC Investors V, L.P. and NetSpend Corporation
10.19†	Fourth Amended and Restated Independent Agency Agreement, dated as of June 2, 2008, by and between ACE Cash Express, Inc. and NetSpend Corporation
10.20†	Second Amended and Restated Card Program Management Agreement, dated as of February 1, 2010, by and between MetaBank, dba Meta Payment Systems, and NetSpend Corporation

Exhibit Number	Description
10.21†	Card Program Management Agreement, dated as of February 1, 2010, by and between MetaBank, dba Meta Payment Systems, and Skylight Financial, Inc.
10.22*	Amended and Restated Stock Option Award Agreement between NetSpend Holdings, Inc. and Daniel Henry, dated March 11, 2008 (Performance-Based Vesting)
10.23**	Stock Option Award Agreement between NetSpend Holdings, Inc. and Daniel Henry, dated March 11, 2008 (Time-Based Vesting)
10.24**	Stock Option Award Agreement between NetSpend Holdings, Inc. and Charles Harris, dated July 1, 2010
10.25**	Restricted Stock Agreement between NetSpend Holdings, Inc. and Charles Harris, dated July 1, 2010
10.26**	Stock Option Award Agreement between NetSpend Holdings, Inc. and Christopher T. Brown, dated March 11, 2008
10.27**	Form of NetSpend Holdings, Inc. Restricted Stock Agreement
10.28**	Form of NetSpend Holdings, Inc. Stock Option Award Agreement (Time-Based Vesting)
10.29**	Form of NetSpend Holdings, Inc. Stock Option Award Agreement (Event-Based Vesting)
10.30**	Form of NetSpend Holdings, Inc. Stock Option Award Agreement (Director Awards)
10.31**	Form of NetSpend Holdings, Inc. Stock Option Award Agreement (Performance-Based Vesting)
10.32†	Memorandum of Understanding, dated as of September 9, 2010, by and between ACE Cash Express, Inc. and NetSpend Corporation
21.1**	List of subsidiaries
23.1**	Consent of KPMG LLP
23.2**	Consent of Grant Thornton LLP
23.3*	Consent of Baker Botts L.L.P. (included in Exhibit 5.1)
24.1**	Powers of Attorney

*
To be filed by amendment.

**
Filed previously.

†
Registrant has omitted portions of the referenced exhibit and filed such exhibit separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act.

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Explanatory Note
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 16. Exhibits and Financial Statement Schedule.
SIGNATURES
Index to Exhibits